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                                                                    Exhibit 99.2

                                 FIRST AMENDMENT
                                       TO
                             WSMP, INC. 1997 SPECIAL
                                STOCK OPTION PLAN


         THIS AMENDMENT, dated February 23, 1998 to the WSMP, Inc. 1997 Special Stock Option Plan (the "Plan"):

         Pursuant to a resolution of its Board of Directors duly adopted on February 23, 1998, WSMP, Inc. hereby amends the Plan as follows:

         1. Section B.7, which presently reads as follows:

         "Participant" shall mean an employee of the Company, or of any subsidiary of the Company, to whom an Option is granted under the Plan.

is hereby amended so it shall read as follows:

         "Participant" shall mean a person eligible under Section E, below, to whom an Option is granted under the Plan, even if the Option is contingent upon becoming an employee of the Company.

         2. Section C is hereby amended by changing the number "500,000" to the number "1,500,000" in the third line thereof.

         3. This amendment shall be effective as of the 23rd day of February, 1998, nunc pro tunc.

         4. As herein modified, the Plan shall remain in full force and effect.


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         This the 23rd day of February, 1998.

                                            WSMP, INC.

                                            BY: /s/David R. Clark
                                                ----------------------------
                                                               President
                                                -------------

ATTEST:

 /s/ James E. Harris
----------------------------
          Secretary



(corporate seal)



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